RESIDENTIAL FUNDING CORPORATION,
the Company

and

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
the Initial Owner

SALE AND INTERIM SERVICING AGREEMENT

Dated as of June 29, 2006

Residential Mortgage Loans

ARTICLE I
DEFINITIONS

i

Section 8.11.	Reproduction	54
Section 8.12.	Confidentiality	54
Section 8.13.	Further Assurances	55
ARTICLE IX COSTS

Section 9.01.	General	55

Exhibits

Exhibit A	Form of Purchase Confirmation
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D	Regulation AB Compliance Addendum
Exhibit E	Mortgage Loan Schedule Data Fields
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H	Form of Seller’s Officer’s Certificate
Exhibit I	Form of Custodial Account Certification
Exhibit J	Form of Custodial Account Letter Agreement
Exhibit K	Form of Escrow Account Certification
Exhibit L	Form of Escrow Account Letter Agreement
Exhibit M	Servicing Criteria to Be Addressed in Assessment of Compliance

This is a SALE AND INTERIM SERVICING AGREEMENT, Residential Mortgage Loans, dated and effective as of June 29, 2006, by and between RESIDENTIAL FUNDING CORPORATION, as seller and interim servicer (the “Company”) and LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., as the initial owner (the “Initial Owner”), together with all amendments hereof and supplements hereto, the “Agreement”.

PRELIMINARY STATEMENT

The Initial Owner has agreed to purchase from the Company, from time to time, and the Company has agreed to sell to the Initial Owner, from time to time, on a servicing released basis and without recourse (except as otherwise set forth herein), certain residential first and second lien mortgage loans (the “Mortgage Loans”) identified in a Purchase Confirmation (as defined below) upon such terms as are set forth below;

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such definition.

40/30 Mortgage Loan: A Mortgage Loan which has an original term to maturity of not more than thirty years from commencement of amortization, with a balloon payment in year thirty upon a forty-year amortization schedule.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of (i) prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal received on or before such date minus (ii) all amounts previously distributed to the Initial Owner since such Cut-off Date with respect to such Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof, plus (iii) without duplication of amounts described in clause (i) above, the cumulative amount of any Negative Amortization.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for adjustment to the Mortgage Interest Rate applicable thereto on each Adjustment Date as set forth in the related Mortgage Note.

Adjustment Date: As to each applicable Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Appraisal: As to each Mortgage Loan, an evaluation of the market value of the Mortgaged Property made in connection with the origination of the related Mortgage Loan included in the related Mortgage File.

Appraised Value: As to any Mortgaged Property, the value of the related Mortgaged Property determined, as permitted by the Program Guide, by the Appraisal, sales price for such Mortgaged Property, or alternative valuation method, which may include a statistical valuation, used in the origination of such Mortgage Loan, which may have been obtained at an earlier time but in no case more than 12 months prior to origination; provided that, in the case of a Second Mortgage Loan, if such Mortgage Loan was originated simultaneously with or not more than 12 months after the origination of a mortgage loan secured by a senior lien on the related Mortgaged Property which senior lien was originated in a purchase or cash-out refinance transaction, the Appraised Value shall be the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of such senior loan and (ii) the sales price of the Mortgaged Property at such time of origination.

Assignment: An assignment of the Mortgage, notice of transfer, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Minnesota or the State of New York are required or authorized by law or executive order to be closed.

Closing: The consummation of the sale and purchase of each Mortgage Pool.

Closing Date: With respect to each purchase and sale of a Mortgage Pool as contemplated hereunder, the closing date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Pool is consummated, as set forth in the related Trade Confirmation and Purchase Confirmation.

Closing Date Side Letter: With respect to each Closing Date, the side letter agreements, if any, executed by the Company and the Initial Owner in connection with the purchase and sale of the related Mortgage Pool.

Code: The Internal Revenue Code of 1986.

Combined Loan-to-Value Ratio: As of any date for any Second Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the Second Mortgage Loan at origination, plus (b) the Prior Encumbrance Principal Balance at the time of the origination of the Second Mortgage Loan, and the denominator of which is the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Company: Residential Funding Corporation, a Delaware corporation, or its successor in interest, or any successor as herein provided.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Consumer Information: Information regarding any Mortgagor held or received by the Company, including, but not limited to, the name, address, e-mail address, IP address, telephone number, account information and social security number of the Mortgagors and the fact that an individual has a relationship with the Company or the Initial Owner and/or its parent, affiliated or subsidiary companies that is supplied to the Initial Owner by or on behalf of the Company.

Custodial Account: After thirty (30) days from the date of this Agreement, the separate and segregated account or accounts in the form of time deposit or demand accounts titled “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW” and established with a Qualified Depository as evidenced by a certification in the form of Exhibit I hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit J hereto, in the case of an account held by a depository other than the Company, in either case a copy of which shall be furnished to the Initial Owner and, upon request, to any subsequent Initial Owner. Prior to thirty (30) days from the date of this Agreement, Custodial Account shall have the meaning assigned to it in the initial Closing Date Side Letter.

Custodial Agreement: An agreement between the Initial Owner and a Custodian, providing for the custody of certain original documents relating to the Mortgage Loans.

Custodian: A custodian appointed by the Initial Owner.

Cut-off Date: With respect to the related Closing of each Mortgage Pool, a date mutually agreed upon by the parties and reflected in the related Purchase Confirmation.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments are due thereunder, exclusive of any grace period. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the third (3rd) calendar day prior to the date of remittance each month:

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Account: After thirty (30) days from the date of this Agreement, the separate and segregated account or accounts in the form of time deposit or demand accounts titled “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW, and various Mortgagors” and established with a Qualified Depository as evidenced by a certification in the form of Exhibit K hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit L hereto, in the case of an account held by a depository other than the Company, in either case a copy of which shall be furnished to the Initial Owner and, upon request, to any subsequent Initial Owner. Prior to thirty (30) days from the date of this Agreement, Escrow Account shall have the meaning assigned to it in the Closing Date Side Letter.

Escrow Payments: The amounts held in all escrow accounts for any Mortgage Loans which include amounts being held for payment of taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor pursuant to any Mortgage Loan.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Fannie Mae: Federal National Mortgage Association, or Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

First Lien: With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

First Mortgage Loan: A Mortgage Loan which is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

Freddie Mac: Federal Home Loan Mortgage Corporation, or Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Full Prepayment: Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Initial Owner: Lehman Capital, A Division of Lehman Brothers Holdings Inc.

Initial Rate Cap: As to each Adjustable-Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

Insurance Proceeds: Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage or the Company and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

Interim Certification: As defined in Section 2.02.

Interim Servicing Period: For any Mortgage Loan, the period commencing with the related Closing Date and ending with the related Servicing Transfer Date.

Lender Paid Mortgage Insurance Policy Program or LPMI Policies: A policy of primary mortgage guaranty insurance pursuant to which the related premium is to be paid by the owner or servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan as to which the related Mortgage Note provides for a lifetime interest rate cap, the absolute maximum Mortgage Interest Rate permitted over the life of such Mortgage Loan, above which the Mortgage Interest Rate shall not be adjusted, as provided in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any First Mortgage Loan, the ratio of the principal balance of the First Mortgage Loan at origination, to the Appraised Value.

Master Servicer: Shall have the meaning set forth in Section 7.02.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Monthly Payment: With respect to a Pay Option ARM Loan, the minimum scheduled monthly payment calculated in accordance with the terms of the related Mortgage Note.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Payment: With respect to any Mortgage Loan that is not an applicable Pay Option ARM Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan which is payable by a Mortgagor in such month under the related Mortgage Note. With respect to any Mortgage Loan that is an applicable Pay Option ARM Loan, and any month, the Minimum Monthly Payment.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a fee simple interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan as provided under the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement and identified on a Mortgage Loan Schedule in connection with a Closing, which mortgage loan includes all rights, benefits, proceeds and obligations arising therefrom, including, without limitation, the Mortgage File, the Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Servicing Rights and all other rights.

Mortgage Loan Schedule: With respect to each Mortgage Pool, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, in each case containing the data and information listed on Exhibit E with respect to each Mortgage Loan.

Mortgage Note: The originally executed note evidencing the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan and any modification thereto.

Mortgage Pool: The Mortgage Loans sold to the Initial Owner pursuant to a Purchase Confirmation and identified on a Mortgage Loan Schedule attached thereto.

Mortgaged Property: The underlying real property securing such Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization: With respect to a Pay Option ARM Loan, any portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Net Escrow Payments: Escrow Payment balances remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Initial Owner.

Officer’s Certificate: A certificate signed by an authorized officer of the Company, and delivered to the Initial Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company.

Owner: Any Person from time to time having an Ownership Interest in the Mortgage Loans in a Mortgage Pool. Initially, the Initial Owner.

Ownership Interest: All rights, title and interest in and to a Mortgage Pool, including, without limitation, the Servicing Rights related thereto.

Pay Option ARM Loan: Any Mortgage Loan that lets Mortgagors choose one of various different payments each month which may include, but not be limited to, a Minimum Monthly Payment, an interest-only payment, full principal and interest amortized over thirty (30) years, or full principal and interest amortized over fifteen (15) years.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of a Mortgage Note that provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 2.03.

Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy thereof.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Prior Encumbrance Principal Balance: With respect to each Second Mortgage Loan, the unpaid principal balance of any mortgage, deed of trust or similar lien instrument prior in lien to such Second Mortgage Loan, as specified in the Mortgage File.

Program Guide: The underwriting guidelines of Residential Funding Corporation, as provided to the Initial Owner in connection with the sale and purchase of each Mortgage Pool and attached to the related Purchase Confirmation.

Purchase Confirmation: Those certain purchase confirmations substantially in the form of Exhibit A hereto, executed by the Company and the Initial Owner in connection with the purchase and sale of each Mortgage Pool, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the aggregate Purchase Price for such Mortgage Loans, the Closing Date, the Cut-off Date and the Servicing Transfer Date.

Purchase Price: As to any Mortgage Loan, except as set otherwise set forth in the related Purchase Confirmation, an amount equal to the sum of (i) the product of (a) the Purchase Price Percentage multiplied by (b) the Actual Principal Balance of such Mortgage Loan and (ii) accrued interest from the Cut-off Date, inclusive, to, but not including, the Closing Date, at the related Mortgage Interest Rate.

Purchase Price Percentage: The purchase price percentage set forth in the related Purchase Confirmation.

Qualified Depository: A depository the accounts of which are insured by the Federal Deposit Insurance Corporation (or any successor thereto) through the Bank Insurance Fund or the Savings Association Insurance Fund and the debt obligations of which are rated AA or better by Standard & Poor’s, A Division of The McGraw Hill Companies.

Reconstitution Agreement: Any agreement or agreements entered into by the Initial Owner and/or certain third parties, and the Company (if applicable), on the Reconstitution Date with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Securitization Transaction as set forth in Section 7.01.

Reconstitution Date: Each date on which any or all of the Mortgage Loans purchased pursuant to this Agreement shall be reconstituted as part of a Securitization Transaction pursuant to Section 7.01.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” as defined in and subject to the REMIC Provisions.

REMIC Provisions: Provisions of the federal income tax law which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and applicable U.S. Department of the Treasury regulations issued pursuant thereto, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: Unless otherwise agreed to in the Closing Date Side Letter, with respect to any Mortgage Loan, a price equal to (i) the Actual Principal Balance plus (ii) interest on such Actual Principal Balance at the related Mortgage Interest Rate from the date on which interest was last distributed to the Initial Owner (from payments from the related Mortgagor) through the day prior to the date of repurchase.

Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

Second Mortgage Loan: A Mortgage Loan which is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, an amount equal to $7.00 per month (unless otherwise set forth in the related Trade Confirmation). Such fee shall be payable monthly and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced pursuant to this Agreement.

Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loans; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Company thereunder; (e) all accounts and other rights to payments related to any of the property described in this paragraph; (f) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto, (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records or other information, including, without limitation, the Mortgage Files, pertaining to the Mortgage Loans or pertaining to the past, present, or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

Servicing Transfer Date: With respect to each sale and purchase of Mortgage Loans as contemplated hereunder, the servicing transfer date as set forth in the related Purchase Confirmation, or such other date as the Initial Owner may select upon reasonable notice to the Company.

Trade Confirmation: A letter agreement executed by the Company and the Initial Owner prior to the relevant Closing Date confirming the general terms and conditions of a prospective transaction contemplated therein and identifying certain of the loan characteristics of the Mortgage Loans constituting the Mortgage Pool to the purchased hereunder.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Conveyance of Mortgage Loans; Possession of Mortgage Files.

(a) On each Closing Date, the Company, simultaneously with the execution and delivery of the related Purchase Confirmation and the payment of the Purchase Price by the Initial Owner by wire transfer of immediately available federal funds, shall hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest in and to the Mortgage Loans identified in the related Purchase Confirmation, including, except as otherwise provided in the related Purchase Confirmation, the Actual Principal Balance of each Mortgage Loan and all payments in respect thereof due after the applicable Cut-off Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein on a servicing released basis.

The Initial Owner shall be entitled to (i) all principal received after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate received after the related Cut-off Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date. All payments of principal and interest (minus the Servicing Fee) due on the first day of the month after the related Cut-off Date shall belong to the Initial Owner.

(b) At least ten (10) Business Days prior to the related Closing Date or such other date as mutually agreed upon by the Initial Owner and the Company in the Trade Confirmation, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Initial Owner for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed in blank by the Company without recourse, and showing an unbroken chain of endorsements from the originator thereof to the Company or an original lost note affidavit (in a form reasonably acceptable to the Initial Owner) from the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS® System, an unrecorded original Assignment of the Mortgage from the Company in blank, which shall be in recordable form and acceptable for recording under the laws of the jurisdiction where the Mortgaged Property is located;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Company (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon;

(v) The original or copy of each modification, consolidation, extension or assumption agreement, if any, relating to such Mortgage Loan with evidence of recordation noted thereon or attached thereto;

(vi) The original of any guarantee executed in connection with the Mortgage Note (if any);

(vii) The original Primary Mortgage Insurance certificate, if any;

In addition, the Company shall deliver to the Initial Owner as to any Mortgage Loan, no later than 180 days following receipt by the Company from the Initial Owner of a request in writing specifying the Mortgage Loan and the particular item requested, to the extent the Company can obtain such document from the Company: (i) a copy of the original power of attorney certified by the public recording office, and (ii) the original title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered promptly following receipt thereof from the insurer. Any documents delivered to the Initial Owner pursuant to this paragraph shall be deemed to be a part of the Mortgage File for the related Mortgage Loan upon receipt by the Initial Owner.

(c) Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver the original of the Mortgage, any assignment, modification or assumption agreement (or a copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification or assumption agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification or assumption agreement. The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification or assumption agreement with evidence of recording indicated thereon upon receipt thereof in accordance with Section 2.01(b).

(d) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Company further agrees that it will, at the Initial Owner’s request and sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Owner by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold. The Company further agrees that it will not alter the code referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(e) The ownership of each Mortgage Note, Mortgage, the other contents of the Mortgage File and the other documents listed in this Section 2.01 is vested in the Initial Owner. Any documents required to be delivered to the Custodian by the Company pursuant to this Section 2.01 which, prior to such delivery, are in the possession or control of the Company or a subservicer and which are not delivered to the Custodian are and shall be held by the Company, either directly or through the related subservicer, in trust for the benefit of the Initial Owner. The ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Initial Owner and shall be retained and maintained, in trust, by the Company at the will of the Initial Owner in such custodial capacity only. The documents listed in this Section 2.01 retained by the Company for purposes of servicing on an interim basis pursuant to this Agreement shall be electronically segregated from the other books and records of the Company and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Initial Owner. The Company shall release from its custody any of such documents retained by it only as required in connection with its servicing duties hereunder or otherwise in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to this Agreement.

Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Initial Owner or as the Initial Owner shall designate. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Initial Owner; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Company in trust for the benefit of the Initial Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

(f) The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Initial Owner.

(g) The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the interim servicing of the Mortgage Loans pursuant to this Agreement within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon its receipt thereof.

Section 2.02. Acceptance by the Initial Owner. The Initial Owner acknowledges receipt by the Custodian as the duly appointed agent of the Initial Owner of the documents referred to in Section 2.01 above and declares that the Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian as its agent, in trust for the use and benefit of the Initial Owner.

On or prior to the related Closing Date, the Custodian shall have certified its receipt of all documents contained in each applicable Mortgage File required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian delivered to the Initial Owner and the Company. The Initial Owner shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian. On the related Closing Date, the Company shall release any interest that it has in all such documents upon its receipt of the Purchase Price for the Mortgage Loans. If any of such documents required to be in the Mortgage File is missing or defective, and such omission or defect materially and adversely affects the interests of the Initial Owner (each, a “Material Defect”), the Company shall cure such Material Defect within sixty (60) days of receipt by the Company of notice from the Initial Owner or the Custodian of such defect. If the Company does not so cure such Material Defect within such sixty (60) days and under Accepted Servicing Practices, such Material Defect would reasonably be expected to result in a loss, the Company shall repurchase the related Mortgage Loan at the Repurchase Price within five (5) days thereafter. Upon receipt by the Owner of the Repurchase Price, the Owner shall, or shall cause the Custodian to, release to the Company the related Mortgage File and the Owner shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee, as the case may be, any Mortgage Loan released pursuant hereto. The obligations of the Company to (i) cure any Material Defect with respect to any Mortgage Loan or purchase any Mortgage Loan as to which a Material Defect has not been cured and, under Accepted Servicing Practices, would reasonably be expected to result in a loss, and (ii) to comply with the indemnification provisions of Section 5.01, shall constitute the sole remedies respecting such Material Defect available to the Owner.

Section 2.03. Assignment of Mortgage Loans.

(a) On the related Closing Date, the Initial Owner shall pay to the Company the Purchase Price for each Mortgage Loan listed on the Mortgage Loan Schedule.

(b) The Initial Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage Loans and designate any person to exercise any rights of the Initial Owner hereunder with respect to the Mortgage Loans, and the assignee or designee shall accede to the rights and obligations hereunder of the Initial Owner with respect to the Mortgage Loans; provided, however, so long as the Mortgage Loans are being interim serviced pursuant to this Agreement and/or the assignment includes a repurchase obligation of the Company, that (i) the Mortgage Loans shall at all times be subject to the terms of this Agreement; and (ii) there shall be no more than five Initial Owners under this Agreement with respect to a Mortgage Pool. Each assignee or designee may assign its interest in the Mortgage Loans owned by it in whole, and not in part, to no more than one Person. No sale or transfer of the Mortgage Loans or assignment of this Agreement shall be binding upon the Company for any purpose under this Agreement unless the Initial Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company an assignment and assumption agreement in form and substance reasonably satisfactory to the Company.

During the period that the Company is servicing a Mortgage Loan, no sale of the such Mortgage Loan shall be made to any employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a “Plan”) or to any person or entity that is investing on behalf of or with “plan assets” of any Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include “plan assets” of any Plan).

The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law. No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If an Initial Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Initial Owner desiring to effect the disposition, and the Initial Owner’s prospective transferee, certify to the Company in writing the facts surrounding the disposition. In the event that such certification of facts does not on its face establish that registration or qualification is not required, the Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification. Any such Opinion of Counsel shall not be an expense of the Company. The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage Loans without registration or qualification.

Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by the Initial Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of the Initial Owner hereunder with respect to such Mortgage Loans, and the Initial Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as the Initial Owner of such Mortgage Loans. The Company shall not be responsible for expenses incurred by the Initial Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

Section 2.04. Representations and Warranties of the Company.

(a) The Company, as a condition to the consummation of the transactions contemplated hereby, hereby represents and warrants to the Initial Owner as of each Closing Date the following:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement and the related Purchase Confirmation. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized;

(ii) The execution and delivery of this Agreement and the related Purchase Confirmation by the Company and its performance and compliance with the terms of this Agreement will not (A) violate the Company’s Certificate of Incorporation or Bylaws or (B) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in an acceleration under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets, or (C) result in a violation of, any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(iii) This Agreement and the related Purchase Confirmation, assuming due authorization, execution and delivery by the Initial Owner, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or the related Purchase Confirmation or performing its obligations under this Agreement or the related Purchase Confirmation or result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted;

(vi) No information, certificate of an officer, statement furnished in writing or report delivered to the Initial Owner by the Company in connection with this Agreement or any related Purchase Confirmation or in connection with the transactions contemplated thereby, will, to the knowledge of the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading. Notwithstanding the foregoing, the Initial Owner acknowledges that the only information required to be delivered with respect to financial information of the Company are the balance sheets referred to in clause (xii) below;

(vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(viii) The Company believes that it can perform the covenants contained in this Agreement in a manner that will not have a material adverse affect on the Initial Owner. The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(ix) The execution, delivery and performance of the Company’s obligations under this Agreement and the consummation of the transactions contemplated hereby, do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given prior to the related Closing Date;

(x) The disposition of the Mortgage Loans pursuant to this Agreement will be treated by the Company as a sale for accounting and tax purposes;

(xi) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans that will be borne by the Initial Owner;

(xii) The Company, on or prior to the initial Closing Date, mailed to the Initial Owner balance sheets of the Company as to its last two complete fiscal years. Such balance sheets fairly present the pertinent assets and liabilities at the end of each such fiscal year of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto;

(xiii) The Company has complied with all anti-money laundering laws and regulations to the extent that they are applicable to the Company, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List (collectively, the “Anti-Money Laundering Laws”). To the extent required of the Company by the Anti-Money Laundering Laws, the Company has established an anti-money laundering compliance program, has conducted due diligence in connection with the origination of each Mortgage Loan for the purposes of Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by such Mortagor to purchase the related property, and has maintained, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(xiv) The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS, and has complied and will comply with all rules and procedures of MERS in connection with the servicing of the related Mortgage Loans for as long as such Mortgage Loans are registered with MERS and its assignment to the Initial Owner as assignee of the Mortgage relating to each Mortgage Loan that is registered with MERS, including, among other things, that the Company shall have confirmed the transfer to the Initial Owner, as assignee of the Company, of the Mortgage on the MERS® System.

(b) The Company hereby represents and warrants to the Initial Owner that as of the related Closing Date or such other date specifically provided for herein with respect to each Mortgage Loan the following:

(i) The information set forth in the related Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects;

(ii) Immediately prior to the assignment of the Mortgage Loans to the Initial Owner, the Company had good and marketable title to, with full right to transfer and sell, and was the sole owner of, each Mortgage Loan free and clear of any pledge, assignment, lien, security interest or other encumbrance and no action has been taken or failed to be taken by the Company that would affect the enforceability of any Mortgage Loan or the interests of any Owner therein. The Company has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(iii) (A) No Mortgage Loan was more than 30 days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been more than 30 days delinquent more than once in the 12-month period prior to the Cut-off Date and (B) the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by any party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan. As of the Closing Date the Company is not aware of any circumstances affecting a Mortgagor’s ability to make the required payments under the related Mortgage Loan;

(iv) Subject to clause (iii) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by any party with the right to do so or by any other entity involved in originating or servicing a Mortgage Loan, including without limitation the Company and its predecessors;

(v) There is no delinquent tax or assessment lien against any Mortgaged Property and any insurance premium, water, sewer and municipal charge, leasehold payment or ground rent against any Mortgaged Property which has previously become due and owing has been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(vi) No Mortgagor has any right of rescission, offset, defense or counterclaim as to the related Mortgage Note or Mortgage, except as may be provided under the Servicemembers’ Civil Relief Act, as amended, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time following origination of the related Mortgage Loan;

(vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(viii) There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiii) below;

(ix) Each Mortgaged Property is free of damage or other casualty and in good repair and no notice of total or partial condemnation has been given with respect thereto and the Company knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property or the use for which the premises were intended;

(x) Each Mortgage Loan as of the time of its origination and as of the date of execution hereof complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, any and all laws, rules and regulations relating to consumer protection and mortgage loan origination and funding, such as usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, equal credit opportunity and disclosure laws, and the consummation of the transactions contemplated hereby will not violate any such laws or regulations;

(xi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (i) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (ii) by summary foreclosure, if available under applicable law, and (iii) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xii) With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are or will become payable to the trustee under any Mortgage that is a deed of trust;

(xiii) Each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii) and (xxvii) of this Section 2.04(b)) the Company, its successors and assigns, as to the first priority lien of the Mortgage with respect to First Mortgage Loans, and as to the second priority lien of the Mortgage with respect to Second Mortgage Loans, in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage) and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate has been provided in accordance with Fannie Mae servicing practices and procedures. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender’s title insurance policy and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property and against encroachments by or upon the Mortgaged Property or any interest therein. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xiv) No Second Mortgage Loan has a First Lien which provides for deferred interest or negative amortization;

(xv) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing Practices and issued by an insurer acceptable under the Program Guide, including a life-of-loan flood insurance if the Mortgaged Property is in an area, that, at the time of origination of the related Mortgage Loan, was identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards and such flood insurance is available. All individual insurance policies contain a standard mortgagee clause naming the Company (or its predecessor) and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor. The hazard insurance policy has been validly issued and is in full force and effect. The Company has taken no action that would impair the coverage of any such insurance policy, the benefits of any endorsement, or the validity, binding effect and enforceability of the foregoing;

(xvi) The provisions of each Mortgage Loan (including the terms of the Mortgage Note and Mortgage) have not been impaired, waived, altered or modified in any respect unless approved in writing by the Company, which instrument containing such approval has been recorded, if necessary to protect the interests of the Initial Owner. The title insurer and issuer of the Primary Mortgage Insurance Policy, if any, has approved the substance of any such waiver, alteration or modification to the extent required by the respective policy. No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, from its obligations in connection with a Mortgage Loan;

(xvii) With respect to each Mortgage Loan, either (i) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xviii) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Interest Rate is (a) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to Adjustable Rate Mortgage Loans, adjusted and rounded on each Adjustment Date as required under the Mortgage Note, subject to the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap as set forth in the respective Mortgage Note. Except with respect to any Pay Option ARM Loans, interest only Mortgage Loans and Balloon Mortgage Loans as indicated on the related Mortgage Loan Schedule, the Mortgage Note for each Mortgage Loan is payable in Monthly Payments which, (A) in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and, subject to the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap as set forth in the respective Mortgage Note and Mortgage Loan Schedule, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate assuming no further interest rate changes. No Adjustable Rate Mortgage Loan contains terms whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan. No Adjustable Rate Mortgage Loan permits negative amortization, except as otherwise indicated on the related Mortgage Loan Schedule with respect to Pay Option ARM Loans;

(xix) The proceeds of the Mortgage Loan have been fully disbursed, the Mortgage Loan has been closed, and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xx) With respect to any Mortgage Loan, the Mortgage File contains an appraisal made by an appraiser who satisfies the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxi) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee, broker, correspondent or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations, savings banks or national banks having principal offices in such state, or (iv) not doing business in such state. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution that is supervised and examined by a federal or state authority;

(xxii) All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Properties and the value of the Mortgaged Properties are not diminished by any improvements on adjoining properties which encroach the Mortgaged Properties. The policy of title insurance, if any, affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxiii) Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(xxiv) No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes;

(xxv) The Mortgaged Property is lawfully occupied under applicable law and, at the time of origination of such Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy) were made or obtained from the appropriate authorities. At the time that each Mortgage Loan was originated, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence or as a second or vacation home;

(xxvi) [Reserved];

(xxvii) With respect to each Mortgage Loan, the Mortgage creates a valid first or second lien on the related Mortgaged Property subject only to (1) the First Mortgage Loan, if any, (2) the lien of current real property taxes and assessments, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the value, use, enjoyment and marketability of the Mortgaged Property;

(xxviii) With respect to each Mortgage Loan, the Mortgaged Property consists of a parcel of real property with a single family residence erected thereon, or a two-to-four family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Program Guide regarding such dwellings. No Mortgaged Property consists of a mobile home, manufactured home, rural home in excess of ten acres, log home or geodesic home;

(xxix) No action, misrepresentation, fraud or similar occurrence in respect of a Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained with respect to the Mortgage Loans;

(xxx) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

(xxxi) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law. No Mortgage Loan is classified as a “high cost,” “threshold,” “covered”, “abusive” or “predatory” loan or a similar loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgage Loan is classified as “High Cost” or “Covered” as set forth in the current Standard & Poor’s LEVELS® Glossary;

(xxxii) The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

(xxxiii) Except as set forth in the related Purchase Confirmation, each Mortgage Loan was underwritten and approved in general accordance with the Program Guide in effect at the time the Mortgage Loan was originated;

(xxxiv) The collection and servicing of the Mortgage Loans have been in accordance with Accepted Servicing Practices and in compliance with all applicable laws and regulations in all material respects.

(xxxv) With respect to escrow deposits and payments that the Company is entitled to collect, all such payments are in the possession of, or under the control of the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(xxxvi) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, as amended, or any other federal or state law that would have the effect of suspending or reducing the Mortgagor's payment obligations under a Mortgage Loan or that would prevent or restrict the ability of the servicer to commence or continue with the foreclosure of the Mortgage Loan;

(xxxvii) No Mortgage Loan has a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio of greater than 100%;

(xxxviii) Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person;

(xxxix) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(xl) No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years;

(xli) No Second Mortgage Loan is a “home equity line of credit”;

(xlii) Each negative amortization Mortgage Loan is payable each month in monthly installments of principal and interest in accordance with the terms of the related Mortgage Note, as indicated on the related Mortgage Loan Schedule. With respect to each negative amortization Mortgage Loan, during the term of the Mortgage Loan, the unpaid principal balance of the Mortgage Loan shall not exceed 115% of the initial unpaid principal balance of the Mortgage Loan.

(xliii) With respect to each Second Mortgage Loan for which the related First Mortgage Loan is owned by the Company: (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, and (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder.  With respect to each Second Mortgage Loan for which the related First Mortgage Loan is not owned by the Company: (i) the First Lien is in full force and effect, (ii) to the best of the Company's knowledge, there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, and (iii) to the best of the Company's knowledge, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. With respect to each Second Mortgage Loan, either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xliv) None of the Mortgage Loans are simple interest Mortgage Loans except as set forth on the related Purchase Confirmation;

(xlv) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlvi) Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Initial Owner) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded

(xlvii) If the Mortgage Loan is not registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xlviii) The Mortgage Loan is a qualified mortgage for inclusion in a REMIC;

(xlix) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan;

(l) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution;

(li) The Mortgage Files with respect to each Mortgage Loan subject to prepayment charges specifically authorizes such prepayment charges to be collected and such prepayment charges are permissible and enforceable in accordance with the terms of the related Mortgage Files and applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure).   No Mortgage Loan imposes a prepayment charge for a term in excess of three years from the date such Mortgage Loan was originated;

(lii) To the best of the Company’s knowledge there are no toxic materials or other environmental hazards on, in or that could affect any Mortgaged Property. Each Mortgaged Property is in compliance with all local, State or federal environmental laws or regulations;

(liii) In the event any Mortgage File contains a lost note affidavit in lieu of a Mortgage Note, such lost note affidavit, when assigned, will be sufficient to effect the transfer of title to the related Mortgage Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order;

(liv) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a Primary Mortgage Insurance Policy covering at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 85.00% and 80.01%, and each such Primary Insurance Policy is in full force and effect; and

(lv) Any document to be included in the Mortgage File that is delivered as an imaged document (and not accompanied by the original underlying document) represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible in all material respects, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any material manner. The destruction by the Company of any original document underlying an imaged document or the inability of the Company to produce a copy of such original document upon request shall not cause (i) any material delay in the enforcement of the Mortgage Loan, (ii) any inability to collect all amounts due under the Mortgage Loan, including without limitation, in connection with a foreclosure or other sale of the Mortgaged Property, (iii) private institutional investors to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan, or (iv) any claims from holders of mortgage-backed securities collateralized by the Mortgage Loan.

(lvi) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Company under this Agreement have been delivered to the Initial Owner or its designee. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Section 2.01, except for such documents the originals of which have been delivered to the Initial Owner or its designee;

It is understood and agreed that the representations and warranties set forth in Section 2.04(a) and (b) shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Initial Owner, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by either the Company or the Initial Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Initial Owner in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of its discovery or its receipt of notice of any such breach, the Company shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of any Mortgage Loans pursuant to the foregoing paragraph of this Section 2.04 shall be accomplished by direct remittance of the Repurchase Price to the Initial Owner or in accordance with the Initial Owner’s instructions.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Initial Owner that the substance of any representation and warranty set forth in Section 2.04(a) and (b) is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Initial Owner (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Initial Owner in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

With respect to any repurchase of any Mortgage Loans pursuant to this section 2.04, upon receipt by the Initial Owner of the Repurchase Price, the Initial Owner shall cause the Custodian to promptly deliver the related Mortgage File to the Company. The Company shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Initial Owner, as applicable, and shall pay all costs and expenses reasonably incurred by the Initial Owner in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS. In the event of a repurchase, the Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the such Mortgage Loans from this Agreement. In addition to the cure or repurchase obligation set forth above, the Company shall indemnify the Initial Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach of the representations and warranties made by the Company in Section 2.04.

Section 2.05. Representations, Warranties and Covenants of the Initial Owner. The Initial Owner hereby represents and warrants to and covenants with, the Company that as of the relevant Closing Date:

(i) The Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company. Neither the Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii) The Initial Owner is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii) The Company and Initial Owner have executed (A) this Agreement and related Purchase Confirmation contemporaneously with the sale of the Mortgage Loans by the Company to the Initial Owner on the initial Closing Date and the transfer of the purchase price therefor by the Initial Owner to the Company and (B) each additional Purchase Confirmation contemporaneously with the sale of the related Mortgage Loans by the Company to the Initial Owner and the transfer of the purchase price therefor by the Initial Owner to the Company;

(iv) The Initial Owner shall maintain this Agreement continuously, from the time of its execution, as an official record of the Initial Owner; and

(v) The Initial Owner has the full corporate power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution and delivery of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Initial Owner, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

The Initial Owner shall indemnify the Company and hold it harmless against any loss, liability or expense incurred in connection with any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Initial Owner’s representations, warranties and covenants contained in this Section 2.05.

Section 2.06. Protection of Consumer Information.

The Initial Owner agrees that the Initial Owner (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except in accordance with all applicable laws and regulations regarding privacy and security of Consumer Information, (iv) shall maintain such physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as are required by applicable laws and regulations regarding privacy and security of Consumer Information, and (v) if such breach occurred during the time the Company was servicing the related Mortgage Loan, shall promptly notify the Company of any actual or suspected breach of the confidentiality of Consumer Information.

The Initial Owner agrees that the Initial Owner shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of the Initial Owner’s failure to perform the obligations set forth in this Section 2.06.

The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall only use Consumer Information to the extent necessary to carry out its obligations under this Agreement, (iii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information and, (iv) shall not disclose Consumer Information to third parties except at the specific written direction of the Initial Owner unless otherwise required by applicable law or court order, (v) shall maintain such physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as are required by applicable laws and regulations regarding privacy and security of Consumer Information, and (vi) shall promptly notify the Initial Owner of any actual or suspected breach of the confidentiality of Consumer Information.

The Company agrees that the Company shall indemnify, defend and hold the Initial Owner harmless from and against any loss, claim or liability the Initial Owner may suffer by reason of the Company’s failure to perform the obligations set forth in this Section 2.06.

In connection with the interim servicing of the Mortgage Loans hereunder, the Company shall implement and maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards (the “Guidelines”), Section 216 of the Fair and Accurate Transactions Act (including its implementing regulations, “FACTA”), as well as any amendments thereto or other applicable regulations regarding safeguarding information enacted or released by a regulatory agency having jurisdiction over the Initial Owner or the Company. In addition, the Company represents to the Initial Owner that it has in place a response program to respond to any incident of unauthorized access to Customer Information (as defined in the Guidelines). At all times during the term of this Agreement, the Company shall maintain administrative, technical and physical safeguards, including proper information disposal procedures, to ensure the security, confidentiality and integrity of Customer Information, and to protect such information against any threats or hazards, including, without limitation, unauthorized access or use. The Company will periodically (but not less than annually) review and update its information security procedures.

Section 2.07. Premium Recapture. With respect to any Mortgage Loan that prepays in full at any time between the related Cut-off Date and the related Closing Date, the Company shall reimburse the Initial Owner, within five(5) days of the related Closing Date, the amount (if any) by which the portion of the purchase price paid by the Initial Owner to the Company for such Mortgage Loan exceeded 100% of the outstanding Actual Principal Balance of the Mortgage Loan as of the related Cut-off Date.

Section 2.08. Early Payment Default. If a Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment due to the Owner on the related Mortgage Loan immediately following the applicable Closing Date, then the Company, at the Initial Owner’s option, shall promptly repurchase such Mortgage Loan from the Initial Owner at the Repurchase Price in accordance with the procedures set forth in Section 2.04 hereof; provided, however, that no right to cure set forth therein shall apply; provided, further, however, that this Section 2.08 shall not apply to any delinquency solely a result of a servicing transfer in respect of such Mortgage Loan if the Company provides the Initial Owner with supporting proof reasonably acceptable to the Initial Owner of the servicing transfer being the sole cause of such delinquency.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Subservicer.

The Initial Owner acknowledges that the Mortgage Loans may be serviced by a subservicer on behalf of and at the direction of the Company; however, it being understood that the Company shall remain obligated and primarily liable for each covenant and representation of the Company contained within this Agreement. Furthermore, the Company shall defend and indemnify the Initial Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from any claim, demand, defense or liability based upon or arising out of any act or omission on the part of any subservicer in receiving, processing, funding or servicing any Mortgage Loan. The Company hereby agrees that it shall be responsible for any fees or expenses incurred or due to the subservicer including, without limitation, fees incurred in connection with (i) any interim servicing fee, (ii) the termination of any subservicer and the termination of any subservicing agreement entered into between the Servicer and the Company and (iii) the transfer of servicing from a subservicer to the Initial Owner on the related Servicing Transfer Date. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed on behalf of the Company with the same force and effect as if performed directly by the Company and the Initial Owner shall have no obligations, duties or liabilities with respect to any subservicer including no obligation, duty or liability of the Initial Owner to pay any subservicer’s fees and expenses. The Company shall be deemed to have received payments on Mortgage Loans immediately upon receipt by a subservicer of such payments.

Each subservicer shall be an approved seller/servicer for Freddie Mac and an approved seller/servicer for Fannie Mae, in good standing with Fannie Mae and Freddie Mac, and is a mortgagee approved by the Secretary of HUD pursuant to sections 203 and 211 of the National Housing Act. In addition, no event shall have occurred, including but not limited to, a change in insurance coverage, which would make any subservicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD.

Section 3.02. Company to Act as Interim Servicer.

The Mortgage Loans will be purchased by the Initial Owner and sold by the Company on a servicing-released actual/actual basis and the purchase of the Mortgage Loans by the Initial Owner shall, for all purposes, include all Servicing Rights relating thereto. From the related Closing Date to the related Servicing Transfer Date, the Company shall interim service the Mortgage Loans in strict accordance with all federal, state and local laws, the terms of this Agreement, Accepted Servicing Practices and the Fannie Mae Guides and shall follow such procedures as it would employ in its good faith business judgment which are normal and usual in its general mortgage servicing activities for mortgage loans similar to the Mortgage Loans, as if the Mortgage Loans were owned by the Company, giving due consideration to Accepted Servicing Practices and the Initial Owner’s reliance on the Company. Without limiting the generality of the foregoing, the Company shall not take, or fail to take, any action which would result in the Initial Owner’s interest in the Mortgage Loans being adversely affected.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Company has been notified of such transfers as provided in this Section 3.02. The Company shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Owner shall be released from its obligations hereunder.

With respect to any Second Mortgage Loan, if the Company is notified that any First Lien lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall immediately notify the Initial Owner of any such notice from or action by the First Lien lienholder and of the amount necessary to cure the default or reinstate the First Lien. The Company shall further make recommendations to the Initial Owner (including note sales to third parties) so as to best protect the Initial Owner’s interest in and the security of the related Mortgage Loan. If the Initial Owner directs the Company to cure a default under or otherwise reinstate a First Lien, the Initial Owner will advance to the Company necessary funds to cure the default or reinstate the First Lien. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The Initial Owner shall notify the Company in writing of any and all action which it requests the Company to take.

It is expressly understood by the Company that, during the Interim Servicing Period, the Initial Owner may market and securitize the Mortgage Loans for sale to investor and, as such, the Company agrees to comply with all reasonable requests of the Initial Owner made prior to the related Servicing Transfer Date in order to effectuate the foregoing including, without limitation, any request for information or documentation in connection with any Mortgage Loan which the Initial Owner deems is necessary to carry out the foregoing including, without limitation, all required HMDA data. The Initial Owner hereby agrees to cause the Custodian to take all actions reasonably necessary with respect to the Mortgage File in order to enable the Company to perform its servicing duties hereunder.

Section 3.03. Transfer of Servicing. The Company agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the Servicing Rights on the Servicing Transfer Date including, without limitation, complying with all instructions provided by the Initial Owner relating to such transfer.

Section 3.04. Obligations of the Company Prior to the Servicing Transfer Date. Without limiting the generality of Section 3.02, the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights on the related Servicing Transfer Date:

(a) Preliminary Test Tape. On or prior to the related Closing Date, the Company shall forward to the Initial Owner a preliminary test tape (including master file, escrow file, payee file, Mortgage Loan master file, Mortgage Loan history, all HMDA data required by Fannie Mae and Freddie Mac, the senior mortgagor’s names, addresses, telephone numbers, and loan numbers for each Senior Mortgage Loan, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Company and the Initial Owner. The preliminary test tape shall include all field descriptions and record layouts;

(b) Notice to Hazard Insurers. The Company shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Initial Owner’s or its designee’s name. The Company shall provide the Initial Owner with a copy of the notification letter and an officer’s certification that all hazard insurance companies have been notified by an identical letter;

(c) Notice to Mortgage Insurance Companies. The Company shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the Initial Owner’s or its designee’s name. The Company shall provide the Initial Owner with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

(d) Tax Service Contracts. The Company shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Initial Owner on all of the First Mortgage Loans and shall assign all such contracts to the Initial Owner or, in the alternative, the Company shall notify the Initial Owner as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Initial Owner a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by the Initial Owner in its reasonable discretion which shall be deducted from the Purchase Proceeds;

(e) Flood Certifications. The Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Initial Owner or, in the alternative, the Company shall notify the Initial Owner as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Initial Owner a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by the Initial Owner in its reasonable discretion which shall be deducted from the Purchase Proceeds;

(f) Notice to Mortgagors. The Company shall, no later than fifteen (15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Company to the Initial Owner, all in accordance with applicable law. The Company shall obtain the Initial Owner’s or its designee’s approval of the form of such notifications prior to their mailing. The Company acknowledges that the Initial Owner’s review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance. The Company shall provide the Initial Owner with a copy of one notification letter and an officer’s written certification that all Mortgagors have been notified by an identical letter;

(g) Payment of Real Estate Taxes. The Company shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Company by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Company shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Initial Owner will promptly reimburse the Company upon receipt from the Company of documentation evidencing such payment. On non-impounded accounts, the Company shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans, the Company shall hold harmless and indemnify the Initial Owner against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company’s failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

(h) Payment of Insurance Premiums. The Company shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the Servicing Transfer Date or within thirty (30) days after the Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to any Mortgage Loan subject to force-placed insurance, the Company shall maintain such insurance, which shall be in full force and effect through thirty (30) days after the Servicing Transfer Date. The Company shall hold harmless and indemnify the Initial Owner against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company’s failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the related Servicing Transfer Date in accordance with the terms of any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

(i) Notice to Subservicers. On or prior to the related Closing Date, the Company shall inform by written notice all subservicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to the Initial Owner and of the transfer of the Servicing Rights to the Initial Owner on the related Servicing Transfer Date. The Company shall provide the Initial Owner with a copy of the notification letter and an officer’s certification that all subservicers have been notified by an identical letter;

(j) IRS Forms. The Company shall prepare and file all IRS forms 1099, 1099A, 1098 or 1041 and K-1, and other applicable forms and reports which are required to be filed with respect to the period prior to the related Servicing Transfer Date in relation to the servicing and ownership of the Mortgage Loans. The Company shall provide copies of such forms to the Initial Owner upon request and shall reimburse the Initial Owner for any costs or penalties incurred by the Initial Owner due to the Company’s failure to comply with this paragraph. The Initial Owner or the Initial Owner’s designee shall prepare and file all such reports with respect to any period commencing on or after the related Servicing Transfer Date; and

(k) Mortgage Payments Received Prior to the Transfer Date. Prior to the related Transfer Date all payments received by the Company on each Mortgage Loan shall be properly applied by the Company to the account of the particular Mortgagor.

Section 3.05. Obligations of the Company on and after the Servicing Transfer Date. Without limiting the generality of Section 3.02, the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

(a) Electronic File. The Company shall furnish to the Initial Owner all available computer or like records in the Company’s possession reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable, trial balance report, payoff report, collections report, and policy number/parcel number, (iii) Mortgage Loan master file, (iv) Mortgage Loan history, (v) all HMDA data required by the Agencies, (vi) escrow file, and (vii) all available information regarding Senior Mortgage Loans). Such records shall include Microsoft Excel or Microsoft Access data files reflecting all computer files maintained on the Mortgage Loans and shall include hard copy trial balance reports as specifically requested by the Initial Owner;

(b) Mortgage File. If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

(c) Accounting Reports. The Company shall furnish to the Initial Owner copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances, suspense balances, loss draft balances and other like information with respect to the Mortgage Loans, in all cases cumulatively sufficient to enable the Initial Owner to reconcile the account of each Mortgage Loan. All balances and monetary payments shall be reconciled for purposes of determining any monetary adjustments, as applicable;

(d) Other Documentation. The Company shall provide to the Initial Owner, or its designee, copies of all assumption and payoff statements generated by the Company on the Mortgage Loans from the related Cut-off Date to the related Servicing Transfer Date. In addition, the Company shall provide the Initial Owner any and all further documents in the Company’s possession in order to fully transfer ownership to the Initial Owner, including possession of all tangible evidence of the Servicing Rights transferred hereunder and escrow, impound and trust funds transferred hereunder;

(e) Transfer of Escrow Funds and Other Proceeds. The Company shall transfer to the Initial Owner, by wire transfer to the account designated by the Initial Owner, an amount equal to the sum of (i) the Net Escrow Payments, suspense balances and all undistributed insurance loss draft funds, (ii) all unapplied funds received by the Company, (iii) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date and (iv) all other amounts held by the Company with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Company is not entitled to retain (collectively the “Escrow Proceeds”). Within five (5) Business Days following the Initial Owner’s or its designee’s receipt of Escrow Proceeds, the Company and the Initial Owner shall resolve any discrepancies between the Company’s accounting statement and the Initial Owner’s or its designee’s reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Company or the Initial Owner, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

(f) Payments Received After Servicing Transfer Date. The Company shall forward to the Initial Owner any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, finance charge, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Company’s lock box facility, in which case the Company shall forward such payment in a form acceptable to the Initial Owner. Any such payment shall be forwarded by the Company to the Initial Owner within forty-eight (48) hours of receipt of such payment by the Company. The Company shall notify the Initial Owner of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Initial Owner.

(g) Misapplied Payments. If any payments on any Mortgage Loan were misapplied prior to the related Servicing Transfer Date, the parties shall cooperate in good faith to correct the application error in a timely fashion and in accordance with Accepted Servicing Practices.

Section 3.06. Servicing Expenses. The Company shall be required to pay all expenses incurred by it in connection with its interim servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for. Notwithstanding the foregoing, the Initial Owner shall reimburse the Company for any servicing advances outstanding with respect to each Mortgage Loan on the related Servicing Transfer Date.

Section 3.07. Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Initial Owner in the monthly remittance advice as provided in Section 4.02(a), and may request the release of any Mortgage Files from the Initial Owner in accordance with this Section 3.07.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (or without payment in full being escrowed in a manner customary for such purposes) the Company shall deposit into the Custodial Account the Actual Principal Balance, plus all accrued interest on such Mortgage Loan at the Mortgage Interest Rate, on the day preceding the Remittance Date in the month following the date of such release.

Section 3.08. Servicing Compensation. As consideration for servicing the Mortgage Loans during the period from the related Closing Date up to but not including the related Servicing Transfer Date, the Company shall retain a Servicing Fee with respect to each Mortgage Loan, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Company pursuant to this Agreement. The obligation of the Initial Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 3.02), of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.07.

Section 3.09. Annual Statement as to Compliance. The Company shall deliver to the Initial Owner, on or before March 15 of each calendar year, commencing in 2007, and on the Servicing Transfer Date a statement of compliance addressed to the Initial Owner and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 3.10. Assessment of Servicing Compliance. (i) On or before March 15 of each calendar year, commencing in 2007, the Company shall:

(a) deliver to the Initial Owner a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as addressed under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Initial Owner and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit M hereto; and

(b) deliver to the Initial Owner a report of a registered public accounting firm reasonably acceptable to the Initial Owner that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 3.11. Right to Examine Company Records.

(a) The Owner upon reasonable request and at its own expense, shall have the right, upon five (5) Business Days prior written notice, at all reasonable times and as often as reasonably required, to examine and audit during normal business hours at the office of the Company any and all of the books, records or other information of the Company whether held by the Company or by another on behalf of the Company, which may be relevant to the Mortgage Loans owned by the Owner.

(b) The Company shall provide to the Initial Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Initial Owner, including without limitation the Office of Thrift Supervision (or any successor thereto), the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Company and in accordance with any applicable regulations.

(c) All records, servicing files, loan documents and accounts required by this Agreement are maintained in accordance with the requirements of this Agreement, Accepted Servicing Practices and applicable law.

ARTICLE IV

REPORTS AND PAYMENTS TO THE INITIAL OWNER

Section 4.01. General.

The Mortgage Loans will be purchased by the Initial Owner and sold by the Company on a servicing-released basis and the purchase of the Mortgage Loans by the Initial Owner shall, for all purposes, include all Servicing Rights relating thereto. From the related Closing Date to the Servicing Transfer Date, the Company shall interim service the Mortgage Loans in strict accordance with all federal, state and local laws, the terms of this Agreement and, to the extent not inconsistent herewith, Accepted Servicing Standards, including, monitoring and insuring the payment of taxes and insurance payments, PMI Policies, protection of accounts maintained under this Agreement, credit reporting, inspections of Mortgaged Properties and notification of adjustments in Mortgage Interest Rates under Adjustable Rate Mortgage Loans in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, the Company shall not take, or fail to take, any action which would result in the Initial Owner’s interest in the Mortgage Loans being adversely affected.

Continuously from the date hereof until the Servicing Transfer Date the Company shall proceed in accordance with the Accepted Servicing Practices to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall act in accordance with the Accepted Servicing Practices in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.02. Reporting and Remittance.

Within three (3) Business Days following the conclusion of each calendar month occurring during the Interim Servicing Period (each, a “Reporting Cycle”), the Company shall forward to the Initial Owner with respect to the Mortgage Loans a full set of tapes and a trial balance as of the end of each such Reporting Cycle, which such tapes and trial balance shall be in an electronic format designated by the Initial Owner and include information relating to all payment and other activity on the Mortgage Loans, including, without limitation, the following:

(i)	the Company’s loan number for the related Mortgage Loan;

(ii)	the Initial Owner’s loan number for the related Mortgage Loan;

(iii)	borrower’s name;

(iv)	posting date;

(v)	beginning Actual Principal Balance;

(vi)	all amounts allocable to principal collected on the Mortgage Loans;

(vii)	curtailment amount;

(viii)	curtailment date;

(ix)	curtailment adjustment;

(x)	payoff/liquidation amount;

(xi)	other principal amounts collected, if any;

(xii)	total principal remittance amount;

(xiii)	total remittance amount;

(xiv)	ending Principal Balance;

(xv)	all amounts allocable to interest collected on the Mortgage Loans, including payoff interest;

(xvi)	Mortgage Interest Rate;

(xvii)	Monthly Payment;

(xviii)	monthly Servicing Fee

(xix)	paid-to-date;

(xx)	actual due date;

(xxi)	actual payoff date with separate field indicating payoff occurred; and

(xxii)	any other information required by the Initial Owner as mutually agreed upon by the Initial Owner and the Company.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Initial Owner may reasonably request from time to time.

With respect to (i) any payments of principal or interest (including all prepayments) received, or applied to any Mortgagor’s account, by the Company during the Interim Servicing Period (or prior to the related Closing Date, if any such payments were not reflected in the calculation of the Initial Owner Proceeds), and (ii) all other amounts collected with respect to the Mortgage Loan and deposited in the Custodial Account (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.07) and (iii) all amounts, if any, which the Company is obligated to distribute pursuant to Section 4.01, the Company shall remit to the Initial Owner all such payments of principal and interest and other amounts on the Mortgage Loans no later than the fifth (5th) day of the month following the conclusion of each Reporting Cycle and, with respect to the month in which the related Servicing Transfer Date occurs, no later than the fifth (5th) Business Day thereafter. Without limiting the generality of this Section 4.02, the Company shall comply with any other action reasonably requested by the Initial Owner in connection with the Company’s interim servicing obligations under this Agreement.

With respect to any remittance required by the immediately preceding paragraph received by the Initial Owner after the first Business Day following the Business Day on which such payment was due, the Company shall pay to the Initial Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made (and remitted to the Initial Owner along with the payment when made) and shall cover the period commencing with the day following such first Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any default by the Company.

Section 4.03. Company Shall Provide Information as Reasonably Required.

The Company shall furnish to the Initial Owner, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Initial Owner, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Initial Owner all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Initial Owner may reasonably request in relation to the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Initial Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

Section 4.04. Mortgage Loans in Litigation.

On or prior to the related Servicing Transfer Date, the Company shall (i) deliver written notification to the Initial Owner of any Mortgage Loan in litigation (including, without limitation, bankruptcy and foreclosure proceedings) as of the related Servicing Transfer Date, including in such written notification the names and addresses of all parties involved in such litigation and all documents related to such litigation, (ii) if requested by the Initial Owner, notify the clerk of the court and all counsel of record involved in such litigation that ownership of such Mortgage Loan has been transferred to the Initial Owner, and (iii) if requested by the Initial Owner, cooperate with the Initial Owner and cause the filing of appropriate court documents to substitute the Initial Owner’s attorney for the Company’s attorney and remove the Company as a party to the litigation and substitute the Initial Owner as the real party in interest.

Section 4.05. Financial Statements.

The Company hereby authorizes the Initial Owner, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers copies of any publicly available Consolidated Statement of Operations of the Company prepared by or at the request of the Company for the most recently completed three (3) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Alternatively, if the Company does not itself have a Consolidated Statement of Operations or a Consolidated Statement of Condition, but is a subsidiary of a publicly held parent company which does have such statements, the Company will make available to the Initial Owner a copy of any publicly available Consolidated Statement of Operations and Consolidated Statement of Condition of the parent company, which set forth a consolidating statement of the financial condition of the Company. The Company will also make available to the Initial Owner any comparable interim statements to the extent any such statements have been prepared by the Company or its parent, as the case may be (and are available to its stockholders or the public at large). The Company, if it has not already done so, shall promptly furnish to the Initial Owner copies of the statements specified above.

After executing a confidentiality agreement and upon reasonable notice, a prospective purchaser shall have the right and the Company also agrees to make available during normal business hours a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting, directly or indirectly, the Company’s ability to perform under this Agreement, or the publicly available financial statements of the Company, and to permit such prospective purchaser upon reasonable notice and during normal business hours to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans in accordance with the terms of this Agreement.

Section 4.06. Establishment of and Deposits to Custodial Account. The Company shall establish and maintain the Custodial Account to hold all funds collected and received pursuant to the Mortgage Loans. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.07. The Company shall deposit in the Custodial Account on a daily basis, within one Business Day of receipt, and retain therein, the following collections received by the Company after the related Cut-off Date:

(i)	all payments on account of principal on the Mortgage Loans;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate;

(iii)	all Liquidation Proceeds;

(iv)	all Insurance Proceeds;

(v)	any amount required to be deposited in the Custodial Account pursuant to Section 3.07;

(vi)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.04; and

(vii)	any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees permitted to be retained by the Company need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.07.

Section 4.07. Permitted Withdrawals From Custodial Account. The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Initial Owner in the amounts and in the manner provided for in Section 4.02;

(ii)
to reimburse itself for unreimbursed servicing advances, if any, and any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Owner except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.04, the Company’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Initial Owner with respect to such Mortgage Loan;

(iii)	to pay itself interest on funds deposited in the Custodial Account;

(iv)	to reimburse itself for expenses incurred and reimbursable to it pursuant to this Agreement;

(v)	to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vi)	to withdraw funds deposited in error.

Section 4.08. Establishment of and Deposits to Escrow Account. The Company shall establish and maintain the Escrow Account to hold all Escrow Payments. The Escrow Account shall be insured by the FDIC in a manner which shall provide the maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.09.

The Company shall deposit in the Escrow Account on a daily basis, within one Business Day of receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.09. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.09. Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account may be made by the Company only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Company for any servicing advance made by the Company pursuant to Section 4.10(a) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vi)	to clear and terminate the Escrow Account on the termination of this Agreement; and

(vii)	to withdraw funds deposited in error.

Section 4.10. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a) The Company shall cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located and flood insurance in accordance with Accepted Servicing Practices at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. Any amounts collected by the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with Acceptable Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.07. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Company, its successors and its assigns, or, upon request of the Initial Owner, to the Initial Owner, and shall provide for at least 30 days prior written notice to the Company of any cancellation thereof. The Company shall not accept or obtain any insurance policy from an insurance company that does not at that time maintain a General Policy Rating of B-III or better in Best’s Key Rating Guide or that is not licensed to do business in the State wherein the related Mortgaged Property is located. In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to this Section 4.10(a), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 4.10(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 4.10(a) and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. In connection with its activities as interim servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself and the Initial Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Initial Owner, the Company shall cause to be delivered to the Owner a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

(b) The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Company’s officers and employees and other persons acting on behalf of the Company in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in addition to other mortgage loans being serviced and administered by the Company.

Section 4.11. Waiver of Prepayment Charges. Except as set forth below, the Company or any designee of the Company shall not waive any prepayment charge with respect to any Mortgage Loan. If the Company or its designee fails to collect a prepayment charge at the time of the related prepayment of any Mortgage Loan subject to such prepayment charge, the Company shall pay to the Custodial Account an amount equal to the amount of the prepayment charge not collected. Notwithstanding the above, the Company or its designee may waive a prepayment charge without paying to the Custodial Account the amount of the prepayment charge only if the related prepayment is not the result of a refinancing by the Company or its designee and such waiver (a) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Company, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such prepayment charge and the related Mortgage Loan, or (b) relates to a prepayment charge the collection of which, in the reasonable judgment of the Company, would be a violation of applicable laws.

Section 4.12. Credit Reporting. For each Mortgage Loan, the Company shall accurately and fully furnish on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax, Credit Information Services, Inc., Experian Information Solutions, Inc. and Trans Union, LLC.

Section 4.13. Principal and Interest Advances by Company. The Company shall have no obligation to advance any amounts constituting delinquent principal and interest payments.

ARTICLE V

THE COMPANY

Section 5.01. Liability of the Company and Others. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Initial Owner for any action taken or for refraining from the taking of any action in good faith in accordance with the servicing of the Mortgage Loans under this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, failure to perform obligations in compliance with the standards of care in this Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding the foregoing, the Company shall indemnify the Initial Owner for any loss or liability incurred by such Initial Owner arising (i) from any breach of warranty or representation or covenant of the Company made herein that materially and adversely affects the interests of the Initial Owner or (ii) reasons of willful misfeasance, bad faith or negligence of the Company in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

In case any proceeding shall be instituted involving any indemnified party (each, an “Indemnified Party”) in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing and the Indemnifying Party, upon written request of the Indemnified Party, shall retain legal counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party. The Indemnifying Party shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Parties shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for the Indemnified Party. Any firm retained pursuant to clause (ii) of the second preceding sentence shall be designated in writing by the Indemnified Party. The Indemnifying Party may, at its option, at any time upon written notice to the Indemnified Party, assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party or, if such settlement provides for unconditional release of any Indemnified Party in connection with all matters and liability relating to the proceeding that have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party. The provisions of this Section 5.01 shall survive termination of this Agreement.

Section 5.02. Merger or Consolidation of the Company. The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

Section 5.03. Limitation on Assignment, Pledge, Hypothecation and Resignation by Company. The Initial Owner has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Company may assign, pledge or hypothecate this Agreement only upon express written consent of the Owner. The Company shall request such consent sixty (60) Business Days prior to the proposed assignment and the Owner shall give written notice of such consent (or denied consent) thirty (30) Business Days prior to the date the assignment shall become effective. The Company may resign from the obligations and duties hereby imposed on it (a) upon sixty (60) days prior written notice to the Owner and with the Owner’s prior written consent, or (b) upon a determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company as contemplated by clause (b) shall be evidenced by an Opinion of Counsel to such effect delivered to the Initial Owner. Upon the Company’s resignation, the Owner shall either assume the responsibilities, duties, rights and obligations of the Company or appoint a successor servicer. No such resignation shall become effective until a successor acceptable to the Owner has assumed the Company’s duties hereunder, unless a determination has been made that the Company’s duties hereunder are no longer permissible under applicable law. All costs with respect to such resignation shall be paid by the Company.

ARTICLE VI

CLOSING

Section 6.01. General Provisions.

Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date. At the Initial Owner’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each closing for a Mortgage Pool shall be subject to each of the following conditions:

(a)
No later than the date set forth in the related Trade Confirmation, the Company shall deliver to the Initial Owner a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

(b)
All of the representations and warranties of the Company under Section 2.04(b) with respect to the related Mortgage Loans, and under Section 2.04(a), shall be true and correct as of the related Closing Date;

(c)
The Initial Owner shall have received, or the Initial Owner’s attorneys shall have received in escrow, all closing documents as specified in Section 6.02 of this Agreement, in such forms as are agreed upon and acceptable to the Initial Owner, duly executed by all signatories other than the Initial Owner as required pursuant to the respective terms thereof; and

(d)	The Company shall have delivered and released to the Custodian on or prior to the related Closing Date all documents required to be delivered on or prior to the Closing Date pursuant to Section 2.01.

Subject to the foregoing conditions, the Initial Owner shall pay to the Company on the related Closing Date the Purchase Price (including accrued interest), plus any additional costs specified in this Agreement by wire transfer of immediately available funds to the account designated by the Company.

Section 6.02. Closing Documents.

The closing documents to be delivered on the initial Closing Date shall consist of the following documents, as well as the documents listed below in connection with a Closing on any date other than the initial Closing Date:

(i)	this Agreement; and

(ii)	an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto.

The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of the following documents:

(i)	the related Trade Confirmation;

(ii)	the related Purchase Confirmation, including all annexes thereto;

(iii)	each of the documents required to be delivered by the Company pursuant to Article II hereof prior to such Closing Date; and

(iv)	if requested by the Owner with respect to such Closing Date, an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto.

ARTICLE VII

SECURITIZATION TRANSACTIONS AND WHOLE-LOAN TRANSFERS;
APPOINTMENT OF MASTER SERVICER

Section 7.01. Securitization Transactions or Whole-Loan Transfers.

(a) Upon 10 days’ prior written notice of intent to the Company, the Owner and the Company agree that the Owner may consummate a Securitization Transaction or Whole-Loan Transfer and assign its rights under this Agreement with respect to the Mortgage Loans subject to such Securitization Transaction or Whole-Loan Transfer subject to the terms of this Agreement; provided, however, that the transferee will not be deemed to be the Owner hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and a counterpart of the document evidencing such agreement shall have been executed by the Owner and the transferee and delivered to the Company.

(b) The Owner and the Company agree that in connection with the completion of a Securitization Transaction, the Company shall:

(i) provide the Owner with an Officer’s Certificate on behalf of the Company that restates as of the Reconstitution Date all representations and warranties made by the Company pursuant to Section 2.04(a) of this Agreement and to restate the representations and warranties made by the Company in Section 2.04(b) as of the Closing Date on which such Mortgage Loans were purchased by the Initial Owner pursuant. to this Agreement, together with any additional reasonable representations and warranties which may be required by the rating agencies in connection with the Securitization Transaction, which shall be mutually agreed upon by the Company and the Owner and shall be standard representations and warranties for Securitization Transactions involving mortgage loans similar to the Mortgage Loans and shall not impose any additional obligations or liabilities on the Company than are set forth in this Agreement;

(ii) cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and if the Company is required to be a party to any of the Reconstitution Agreements, execute any Reconstitution Agreement, subject to the provisions of this Section 7.01(b), and subject to the mutual agreement between the Owner and the Company as to the terms thereof, within a reasonable period of time, but in no event shall any prior notice and request to execute a Reconstitution Agreement be made to the Company less than ten (10) days prior to the date such Reconstitution Agreement is to be executed;

(iii) provide to any master servicer or trustee, as applicable, and/or the Owner, as of a recent date prior to the Securitization Transaction, any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Owner, trustee or a master servicer shall reasonably request as to the related Mortgage Loans and that is customary information for a Securitization Transaction;

(iv) [Reserved];

(v) deliver to the Owner an Opinion of Counsel with respect to the enforceability of the Reconstitution Agreement against the Company, it being understood that the cost of any Opinion of Counsel for outside counsel shall be the responsibility of the Owner, subject to Section 7.01(c), and

(vi) provide all other assistance reasonably requested by the Owner in connection with effectuation and completion of the Securitization Transaction.

With respect to any Securitization Transaction, the Owner shall be entitled to include in any disclosure document with respect to the related Securitization Transaction, information provided by the Company, as required by the rating agencies or applicable law, and the Company acknowledges and agrees that the related investors will be permitted to rely on such information. The Company shall indemnify the Owner for any untrue statement of any material fact contained in such information, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. In addition, the Owner shall indemnify the Company and its affiliates for any untrue statement of any material fact contained in other information contained in any disclosure document with respect to the related Securitization Transaction, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. This paragraph shall only apply to a Securitization Transaction not governed by the Regulation AB Addendum.

(c) The Owner and the Company agree that in connection with the completion of a Whole-Loan Transfer, the Company shall cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and shall provide all other assistance reasonably requested by the Owner in connection with effectuation and completion of the Whole-Loan Transfer.

(d) The Owner shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including auditor and legal fees) incurred in connection with any Securitization Transaction; provided, however, that all amounts required to be paid by the Owner pursuant to this clause (b) shall be subject to the prior notice and approval of the Owner, such approval not to be unreasonably withheld; and provided farther, that such legal fees for the first such Securitization Transaction shall not exceed $5,000 and shall not exceed $3,000 for any additional Securitization Transaction.

(e) All Mortgage Loans not sold or transferred pursuant to Section 2.03, a Securitization Transaction or a Whole-Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 7.02. Designation of a Master Servicer.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Initial Owner shall have the right, in its sole discretion, upon reasonable prior written notice to the Company, to appoint and designate a Master Servicer as master servicer of Mortgage Loans subject to a permitted Whole-Loan Transfer or Securitization Transaction. The Company shall interim service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement. As of the date of this Agreement, the Initial Owner designates Aurora Loan Services LLC as the Master Servicer and this shall constitute written notice of such appointment.

(b) Upon appointment of a Master Servicer in accordance with Section 7.02(a), the Company shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Initial Owner” hereunder. The Master Servicer shall have all rights as designee of the Initial Owner to enforce the covenants and conditions set forth in this Agreement, and the Company shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Initial Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Initial Owner, and the Company shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Initial Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Initial Owner’s designee hereunder, and such amendments or modifications shall be binding upon the Initial Owner as if the Initial Owner had executed and delivered the same. The Company shall treat the Master Servicer as “Initial Owner” hereunder until the Company receives written notice from the Initial Owner that the Initial Owner has terminated the Master Servicer. Notwithstanding the foregoing, it is understood that the appointment of a Master Servicer shall not change any indemnification obligation of the Company or the Initial Owner hereunder.

(c) Upon receipt of written notice of termination of the Master Servicer, the Company shall no longer deal with the Master Servicer and shall instead deal directly with the Initial Owner. From and after receipt of such notice of termination of the Master Servicer, the Company shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Regulation AB. In order to facilitate compliance with Regulation AB, the Company and the Owner agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Exhibit D.

Section 8.02. Amendment; Entire Agreement. This Agreement may be amended from time to time by the Company and the Initial Owner by written agreement signed by the Company and the Initial Owner. This Agreement, as supplemented by the Trade Confirmations and Purchase Confirmations, shall constitute the entire agreement between the parties. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 8.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail, postage prepaid, or sent by overnight courier to (a) in the case of the Company, (i) Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: Office of the President, and (ii) Residential Funding Corporation, 2255 N. Ontario Street, Suite 400, Burbank, California 91504, Attention: Servicing Manager, and (iii) such other address as may hereafter be furnished to the Initial Owner in writing by the Company, (b) in the case of the Initial Owner, (i) Lehman Capital, A Division of Lehman Brothers Holdings, Inc., 745 Seventh Avenue, 6th Floor, New York, New York 10019, Attention: Contract Finance, (ii) Aurora Loan Services LLC, 327 Inverness Drive South, Englewood, CO 80112, Attn: E. Todd Whittemore, Mail Stop - 3195, and (iii) such other address or addresses as may hereafter be furnished to the Company in writing by the Initial Owner and (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Initial Owner.

Section 8.05. Severability of Provisions. If any part, provision, representation or warranty of this Agreement shall be for any reason whatsoever held invalid, then such item shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

Section 8.06. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Initial Owner.

Section 8.07. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.08. Counterparts; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Initial Owner and their respective permitted successors and assigns.

Section 8.09. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	the exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement;

(c)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(d)
references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(e)
a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(g)	the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 8.10. No Solicitation.  From and after the related Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan for any purpose including, without limitation, to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Initial Owner. It is understood and agreed by the Company and the Initial Owner that all rights and benefits relating to the solicitation of any Mortgagors shall be transferred to the Initial Owner pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any Affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 8.10. Notwithstanding anything to the contrary, this Section 8.10 shall not prohibit the Company or its agents or affiliates from serving the refinancing needs or other financial needs of a Mortgagor who, without solicitation, contacts the Company or its agents or affiliates directly. The provisions of this Section 8.10 shall survive termination of this Agreement.

Section 8.11. Reproduction. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 8.12. Confidentiality. The Company shall keep confidential and shall not divulge to any party, without the Initial Owner’s prior written consent, the Purchase Price paid by the Initial Owner for any Mortgage Loan or Mortgage Pool, except to the extent that it is appropriate for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 8.13. Further Assurances. The Initial Owner and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

ARTICLE IX

COSTS

Section 9.01. General. The Initial Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for the preparation and tracking of Assignments of Mortgage, fees for title policy endorsements and continuations and the Company’s attorney’s fees, shall be paid by the Company. In addition, the Company shall pay any fees related to the set up of all tax contracts or flood insurance contracts for the Mortgage Loans and Company shall be responsible for the payment of any costs associated with the transfer of the tax insurance contracts or flood insurance contracts to the ultimate servicer. Company shall indemnify the Initial Owner for any losses or liabilities incurred during the period from the Closing Date of the Mortgage Loans until the set up of the tax service contracts or flood insurance contracts resulting from nonexistence of the tax service contracts or flood insurance contracts during this interim period. On the related Closing Date, the Company shall pay to the Initial Owner a fee of $25.00 per Mortgage Loan with respect to Mortgage Loans which are not MERS Designated Mortgage Loans for the initial recordation of the Assignments of Mortgage (the “Assignment Fees”), which Assignment Fees shall be deducted from the actual Purchase Price proceeds paid to the Company on the such Closing Date. In addition, on the related Closing Date, pursuant to Section 3.04, the Initial Owner shall deduct from the Purchase Price $75.00 for each Mortgage Loan missing a tax service contract and $18.00 for each Mortgage Loan missing a flood certification.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers duly authorized as of the date first above written.

RESIDENTIAL FUNDING CORPORATION

By: ____________________________________
Name:
Title:

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

By: ____________________________________
Name: Jack Desens
Title:  Authorized Signatory

EXHIBIT A

FORM OF PURCHASE CONFIRMATION

[RFC LETTERHEAD]
[DATE]
[INITIAL OWNER]
[STREET ADDRESS]
[CITY, STATE AND ZIP]
Attn: [CONTACT, TITLE]

Re: Purchase Confirmation

Gentlemen and Ladies:

This purchase confirmation (the “Purchase Confirmation”) between Residential Funding Corporation (the “Company”) and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the “Initial Owner”) sets forth our agreement pursuant to which the Initial Owner is purchasing, and the Company is selling, on a servicing-released basis, those certain residential mortgage loans (Group 200_-_) identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and interim servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Sale and Interim Servicing Agreement, dated as of June 29, 2006, between the Initial Owner and the Company (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of the Initial Owner and the Company again makes, with respect to itself and, in the case of the Company, each Mortgage Loan as of the related Closing Date or such other date as indicated in the Agreement, all of the representations and warranties made by each such party in the Agreement (including, without limitation, those representations and warranties contained in Section 2.04 of the Agreement), except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Assignment and Conveyance of Mortgage Loans. Simultaneous with Initial Owner’s payment of the Purchase Price in accordance with Section 2.01 of the Agreement, the Company does hereby sell, transfer, assign and convey to the Initial Owner all of the right, title and interest of the Company in and to the Mortgage Loans listed on Exhibit A hereto.

2. Defined Terms. As used in the Agreement, the following defined terms shall have the meanings set forth below.

a.  Closing Date: [DATE].

b.  Cut-off Date: [DATE].

c. Purchase Price: [DEFINITION].

d. Purchase Price Percentage: [%].

e. Servicing Transfer Date: [DATE].

3. Description of Mortgage Loans: Each Mortgage Loan complies with the specifications set forth below in all material respects.

a.  Loan Type: Each Mortgage Loan is [an adjustable rate] [a fixed rate] Mortgage Loan.

b. Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

c. Underwriting Criteria: Each Mortgage Loan was underwritten generally in accordance with the underwriting guidelines attached hereto as Exhibit B.

4. Additional Stipulations Regarding Mortgage Loan Package.

[________________________________________]

5. Amendments to the Standard Terms. Solely for purposes of the Mortgage Loans listed on the attached Mortgage Loan Schedule, the Standard Terms shall be amended as follows:

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

RESIDENTIAL FUNDING CORPORATION, as Company
By: ____________________________
Name:
Title:

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
as Initial Owner
By: ____________________________
Name:
Title:

Exhibit A to Purchase Confirmation

MORTGAGE LOANS

[Intentionally Omitted]

Exhibit B to Purchase Confirmation

UNDERWRITING GUIDELINES

[Intentionally Omitted]

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

REGULATION AB COMPLIANCE ADDENDUM

(attached)

D-1

EXHIBIT E

MORTGAGE LOAN SCHEDULE DATA FIELDS

(1)	the Seller’s Mortgage Loan identifying number;
(2)	the Mortgagor’s and Co-Mortgagor’s (if applicable) names;
(3)	the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;
(4)
a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5)	a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor’s loan type requirements-Field 14);
(6)	Product Description (to be provided in accordance with Standard and Poor’s description categories-Field 7);
(7)	a code indicating the lien status of the Mortgage Loan;
(8)
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)	the Loan to Value Ratio at origination;
(10)	the combined Loan to Value Ratio at origination;
(11)	the Mortgage Interest Rate as of the Cut-off Date;
(12)	the Payment and Rate Adjustment Frequencies (if applicable);
(13)	the Index (if applicable);
(14)	the initial Interest Rate Adjustment Date (if applicable);
(15)	the initial Payment Adjustment Date (if applicable);
(16)	the next Interest Rate Adjustment Date (if applicable);
(17)	the next Payment Adjustment Date (if applicable);
(18)	the Gross Margin (if applicable);
(19)	the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
(20)	Mortgage Interest Rate adjustment frequencies (if applicable);
(21)	the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
(22)	the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);
(23)	the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);
(24)	the Lifetime Mortgage Interest Rate Cap (if applicable);
(25)	the rounding provisions under the terms of the Mortgage Note (if applicable);
(26)	the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);
(27)	negative amortization indicator and limit;
(28)	the date on which the first payment is due;
(29)	the original term of the Mortgage Loan;
(30)	the stated maturity date;

(31)	the amount of the Monthly Payment;
(32)	the Annual Payment Cap expressed as a percentage (for Arms only);
(33)	the next due date as of the Cut-off Date;
(34)	the original principal amount of the Mortgage Loan;
(35)	the Senior and Subordinate balances (if applicable);
(36)	the closing date of the Mortgage Loan;
(37)	the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;
(38)	monthly payment histories on current mortgages (24 months if available);
(39)	prior foreclosure history (for the past 24 months);
(40)	prior bankruptcy history (for the past 24 months);
(41)	the loan purpose code;
(42)	the occupancy code;
(43)	the loan documentation type, (to be provided in conformance with Standard and Poor’s documentation categories- Field 5);
(44)	Asset Verification (Purchase Money loans only), (yes or no);
(45)	a code indicating the Credit Grade of the Mortgage Loan;
(46)	the debt to income ratio;
(47)	the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;
(48)	the Mortgagor’s and Co-Mortgagor’s (if applicable) original FICO score and the Next Generation FICO score for new credit scores;
(49)	the Mortgagor’s mailing address if different from Number (3) above;
(50)	the purchase price of the Mortgaged Property (if a purchase);
(51)	the Appraisal date and the Appraisal value of the Mortgaged Property;
(52)	the Mortgagor’s and Co-Mortgagor’s (if applicable) race;
(53)	the Mortgagor’s and Co-Mortgagor’s (if applicable) gender;
(54)	the Mortgagor’s and Co-Mortgagor’s (if applicable) date of birth;
(55)	the number of bedrooms;
(56)	rental income per unit;
(57)	the combined annual income;
(58)	the application date;
(59)	the appraiser’s name;
(60)	the appraiser’s firm name;
(61)	flood insurance contract provider;
(62)	tax service contract provider;
(63)	number of units;
(64)	as of date;
(65)	amortization term;
(66)	balloon flag;
(67)	prepayment penalty flag;
(68)	prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB);
(69)	payment history current loan;
(70)	payment history previous loan and all refinanced loans;
(71)	mortgage insurance provider, or code for LPMI;

(72)	mortgage insurance coverage percentage;
(73)	mortgage insurance certificate number;
(74)	number of borrowers;
(75)	first time home buyer flag;
(76)	the year in which the Mortgaged Property was built;
(77)	the monthly tax and insurance payment;
(78)	the monthly servicing fee;
(79)	the escrow balance as of the Cut-off Date;
(80)	The MIN number assigned to each Mortgage Loan, if applicable;
(81)	a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;
(82)	a code indicating whether the Borrower(s) is self-employed (yes or no);
(83)	a code indicating whether the loan is High Cost or Covered (HC, CV, HL);
(84)	a section 32 flag and the origination points and or fees;
(85)	code indicating if a loan is assumable (yes or no); and
(86)	annual percentage rate (taken directly from the final TIL).

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

[RESERVED]

G-1

EXHIBIT H

FORM OF SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected ____________________ of [COMPANY], a state chartered institution organized under the laws of the state of [STATE], (the “Company”) and further as follows:

1.
Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.
Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.
Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within twenty days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.
Attached hereto as Exhibit 4 is a true, correct and complete copy of the Unanimous Written Consent of Directors in Lieu of Meeting of Board of Directors Regarding RCG - Capital Markets Group Signing Authority, dated September 1, 2005.

5.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any material indenture or other material agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.
No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or the related Purchase Confirmation or performing its obligations under this Agreement or the related Purchase Confirmation or result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted.

8.
Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Purchase Agreement and any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.	The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

10.	The Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
Title:

I, ________________________, an Associate of [COMPANY], hereby certify that ________________________ is the duly elected, qualified and acting ________________________ of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
Title:

EXHIBIT 5 to
Company’s Officer’s Certificate
Name	Title	Signature

EXHIBIT I

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 200_

_____________________________________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.06 of the Sale and Interim Servicing Agreement, dated as of June 29, 2006, , Group No. 2006-FLOW.

Title of Account: “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW”.

Account Number: ______________

Address of office or branch of the Company at which Account is maintained: _______

Residential Funding Corporation

___________________________

By: ________________________
Name:
Title:

I-1

The undersigned, as Depository acknowledges the foregoing.

______________________________
Depository

By: ___________________________

Name:
Title:
Date:

I-2

EXHIBIT J

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 200[_]

To:

(the “Depository”)

As Company under the Sale and Interim Servicing Agreement, dated as of June 29, 2006, Group No. 2006-FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.06 of the Agreement, to be designated as “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

Residential Funding Corporation

By: _________________________
Name:
Title:
Date:

J-1

The undersigned, as Depository, hereby acknowledges the foregoing.

____________________________
Depository

By: _________________________
Name:
Title:
Date:

J-2

EXHIBIT K

FORM OF ESCROW ACCOUNT CERTIFICATION

_________ ___, 200[_]

__________________________________ hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.08 of the Sale and Interim Servicing Agreement, dated as of June 29, 2006, Group No. 2006-FLOW.

Title of Account: “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW, and various Mortgagors”.

Account Number: ________________

Address of office or branch of the Company at which Account is maintained: _______

Residential Funding Corporation

By: ______________________
Name:
Title:
Date:

K-1

The undersigned, as Depository, hereby acknowledges the foregoing.

______________________________
Depository

By: ___________________________
Name:
Title:
Date:

K-2

EXHIBIT L

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 200[_]

To:

(the “Depository”)

As Company under the Sale and Interim Servicing Agreement, dated as of June 29, 2006, Group No. 2006-FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.08 of the Agreement, to be designated as “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-FLOW, and various Mortgagors”. All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

Residential Funding Corporation

By: ______________________
Name:
Title:
Date:

L-1

The undersigned, as Depository, hereby acknowledges the foregoing.

______________________________
Depository

By: ___________________________
Name:
Title:
Date:

L-2

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not applicable
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable